Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Senior Vice President and	Associate Vice President, Investor Relations
	Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

Doug Bettenhausen, PharmD.
Vice President, Medical Affairs and Product Safety
919-862-1000

SALIX PHARMACEUTICALS ANNOUNCES NEW ONLINE

RESOURCE SITE TO EDUCATE HEALTHCARE PROVIDERS ON

PROPER USE OF PRESCRIPTION BOWEL CLEANSING

PREPARATIONS

C.B. Fleet Voluntarily Recalls and Withdraws from the Market OTC Fleet® Phospho-soda®

and OTC Fleet® Phospho-soda® EZ-Prep® Bowel Cleansing System

RALEIGH, NC, December 17, 2008 – Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) announced that it has created a new online resource to provide information and assistance to healthcare providers seeking a prescription alternative to over-the-counter (OTC) bowel preparations such as oral sodium phosphate solution. Recently, C.B. Fleet voluntarily recalled and withdrew from the market two OTC products used for bowel preparation, Fleet® Phospho-soda® and Fleet® Phospho-soda® EZ-Prep® Bowel Cleansing System.

Salix has created www.bowelprepoptions.com to provide information and resources to health care providers tasked with transitioning to a prescription product. Healthcare providers can use this web site to access instruction sheets, package inserts, Medical Information resources and other materials. Physicians, patients and caregivers who have additional questions may call 866.669.SLXP (7597) or

e-mail prephelp@salix.com.

Doug Bettenhausen, PharmD, Vice President, Medical Affairs and Product Safety, Salix Pharmaceuticals said, “Salix has been and continues to be dedicated to educating healthcare providers about the proper and safe use of MoviPrep® and OsmoPrep®, our prescription bowel cleansing products. MoviPrep is a prescription 2L polyethylene glycol (PEG) plus electrolytes cleanser, and OsmoPrep is a prescription, virtually tasteless, sodium phosphate tablet offering. The FDA has announced a proposed boxed warning for OsmoPrep and Visicol® that addresses the potential risk of acute kidney injury. The Company is working with the FDA to develop a risk evaluation and mitigation strategy (REMS), including a medication guide, and to conduct post-marketing clinical trials. We have consistently communicated the importance of using a prescription bowel cleansing product to ensure adequate hydration and appropriate electrolyte balance while maintaining physician control. We also recognize the keen importance of proper patient selection and separating the doses across the evening prior to, and morning of, the colonoscopy.”

“MoviPrep provides a low-volume alternative to traditional 4L PEG lavage and oral sodium phosphate solution. Compared to over-the-counter PEG preparations, none of which are FDA approved for bowel cleansing, the electrolyte content of MoviPrep provides much needed electrolytes that are depleted with the purgative process. Additionally, MoviPrep eliminates the need for concomitant laxative use, such as bisacodyl, which can cause cramping.”

About MoviPrep

MoviPrep® (PEG-3350, sodium sulfate, sodium chloride, potassium chloride, sodium ascorbate and ascorbic acid for oral solution) is indicated for cleansing of the colon as a preparation for colonoscopy in adults 18 years of age or older. MoviPrep is contraindicated in patients who have had a severe hypersensitivity reaction to any of its components. MoviPrep should be used with caution in patients using concomitant medications that increase the risk of electrolyte abnormalities, in patients with known or suspected hyponatremia, severe ulcerative colitis, ileus, gastrointestinal obstruction or perforation, gastric retention, toxic colitis, toxic megacolon, or glucose-6-phosphate dehydrogenase deficiency. In clinical trials, abdominal distention, anal discomfort, thirst, nausea, and abdominal pain were the most common adverse reactions to MoviPrep administration. MoviPrep contains a maximum of 2.33 mg of phenylalanine per treatment.

Consult with your physician to see if this product is right for you.

For complete Prescribing Information, please visit www.salix.com.

About OsmoPrep

OsmoPrep® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets are indicated for cleansing of the colon as a preparation for colonoscopy in adults 18 years of age or older. Considerable caution should be advised before OsmoPrep is used in patients with severe renal insufficiency, congestive heart failure, ascites, unstable angina, gastric retention, ileus, acute obstruction or pseudo-obstruction of the bowel, severe chronic constipation, bowel perforation, acute colitis, toxic megacolon, gastric bypass or stapling surgery, or hypomotility syndrome. Use with caution in patients with impaired renal function, patients with a history of acute phosphate nephropathy, patients with a history of seizures or at higher risk of seizure, patients with higher risk of cardiac arrhythmias, known or suspected electrolyte disturbances (such as dehydration), or people taking drugs that affect electrolyte levels. Patients with electrolyte abnormalities such as hypernatremia, hyperphosphatemia, hypokalemia, or hypocalcemia should have their electrolytes corrected before treatment with OsmoPrep. OsmoPrep is contraindicated in patients with a known allergy or hypersensitivity to sodium phosphate salts or any of its ingredients. In clinical trials, the most commonly reported adverse reactions (reporting frequency >3%) were abdominal bloating, nausea, abdominal pain, and vomiting. It is recommended that patients receiving OsmoPrep be advised to adequately hydrate before, during, and after the use of OsmoPrep.

Consult with your physician to see if this product is right for you.

For complete Prescribing Information, please visit www.salix.com.

About Visicol

VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets are indicated for cleansing of the colon as a preparation for colonoscopy in adults 18 years of age or older. VISICOL is not to be used in patients with congestive heart failure, ascites, unstable angina pectoris, gastric retention, ileus or acute obstruction or pseudo-obstruction, severe chronic constipation, bowel perforation, acute colitis, toxic megacolon, or hypomotility syndrome. Use with caution in patients with impaired renal function, pre-existing electrolyte disturbances, or people taking drugs that affect electrolyte levels. VISICOL is contraindicated in patients with a known allergy or hypersensitivity to sodium phosphate salts or any of its ingredients. In clinical trials, the most commonly observed (≥1%) adverse reactions occurring with use of VISICOL were generally transient and self-limited and included nausea, vomiting, abdominal bloating, abdominal pain, dizziness and headache.

Consult with your physician to see if this product is right for you.

For complete Prescribing Information, please visit www.salix.com.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Web site at www.salix.com or contact the Company at 919-862-1000. Information on our Web site is not incorporated into our SEC filings.

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Please Note: This press release contains forward-looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the unpredictability and potential cost of FDA regulation, including specifically with respect to products like OsmoPrep and Visicol that have already been approved; market acceptance for approved products like OsmoPrep and Visicol, particularly in light of any safety concerns; potential product liability claims; generic and other competition; our need to return to profitability; and the need to acquire new products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.